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                            SCHEDULE 14A INFORMATION

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                                   Scios Inc.
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                (Name of Registrant as Specified In Its Charter)

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

SCIOS INC. NEWS RELEASE

                                SCIOS LETTERHEAD
FOR IMMEDIATE RELEASE

CONTACT:
Wendy Carhart
(408) 616-8325
Scios Inc.

                   NATRECOR(Registered Mark) VMAC STEERING COMMITTEE
                  EXPANDS TO INCLUDE EMERGENCY MEDICINE EXPERT

SUNNYVALE, Calif.-- December 15, 1999 -- Scios Inc. (Nasdaq: SCIO) today announced that Dr. Charles L. Emerman, Chairman of the Department of Emergency Medicine, MetroHealth Medical Center in Cleveland will join the steering committee for Scios' Phase III VMAC (Vasodilation in the Management of Acute Congestive Heart Failure) trial. Dr. Emerman is also the Chairman, Department of Emergency Medicine at the Cleveland Clinic Foundation, an Examiner for the American Board of Emergency Medicine, and a member of the American College of Emergency Physicians.

"Dr. Emerman offers tremendous knowledge and experience in the field of emergency medicine. As treatment of patients with acute decompensated Congestive Heart Failure (CHF) typically begins in the emergency room setting, Dr. Emerman's experience will greatly assist Scios in the execution and management of the VMAC trial," noted Dr. James Young, Head, Section of Heart Failure and Cardiac Transplant Medicine at the Cleveland Clinic Foundation and Chairman of the VMAC Steering Committee.

Natrecor is Scios' recombinant form of human BNP (B-type natiuretic peptide), part of the body's natural response to a failing heart. In previous clinical studies, Natrecor has been shown to increase cardiac output and symptom improvement compared to placebo. The VMAC trial began in October, 1999, and will enroll approximately 500 patients with acute decompensated CHF for treatment with Natrecor, placebo or nitroglycerin. The

                                    -- more--

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Company  is  undertaking  the VMAC study to satisfy  the  concerns  raised in an
April, 1999 non-approval letter from the FDA for Natrecor in the treatment of acute CHF.

Dr. Emerman commented that "if approved for the treatment of acute decompensated CHF, Natrecor will offer emergency department physicians an important new therapeutic for early intervention in the treatment of patients with acute CHF. I am pleased to join Dr. Young and the other members of the Steering Committee in overseeing the VMAC trial with Scios."

Scios Inc.
Scios is a biopharmaceutical company engaged in the discovery, development, and commercialization of novel human therapeutics. Scios has commercial or research and development relationships with Chiron Corporation, the DuPont Pharmaceuticals Company, Eli Lilly and Company, GenVec Inc., Kaken Pharmaceutical Co., Ltd., and Novo Nordisk A/S of Denmark. Scios' psychiatric sales and marketing division successfully markets seven psychiatric products, including co-promotion arrangements with Janssen Pharmaceutica's Risperdal(R) and SmithKline Beecham's Paxil(R). Additional information on Scios is available at its web site located at www.sciosinc.com and in the Company's various filings with the Securities and Exchange Commission.

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, and may include references to the continued development and commercialization of Natrecor, as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1998 and subsequent reports on Form 10-Q.

                                    -- more--
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                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

Scios Inc. has scheduled its annual meeting of stockholders for February 28, 2000. The following information is provided concerning the participants on behalf of Scios Inc. in the solicitation of proxies for this meeting.

The following individuals, all of whom are directors of Scios Inc., may be deemed participants in the solicitation of proxies on behalf of the Company's Board of Directors: Donald B. Rice, Ph.D. (Chairman of the Board of the Company; President and Chief Executive Officer of Urogenesys, Inc.); Richard B. Brewer (Chief Executive Officer and President of the Company); Samuel H. Armacost (Chairman, SRI International); Myron Du Bain (Chairman and Chief Executive Officer (Retired), Fireman's Fund Corporation); Charles A.
Sanders, M.D. (Chairman and Chief Executive Officer (Retired), Glaxo Inc.); Solomon H. Snyder, M.D. (Director, Department of Neuroscience, and Distinguished Service Professor of Neuroscience, Pharmacology and Molecular Sciences and Psychiatry, The Johns Hopkins University); Burton E. Sobel, M.D. (E.L. Amidon Professor and Chair, Department of Medicine, The University of Vermont College of Medicine); and Eugene L. Step (Executive Vice President, President of the Pharmaceutical Division (Retired), Eli Lilly and Company).
The following executives of the Company may also be deemed participants: Thomas
L. Feldman (Vice President of Commercial Operations); Elliott B. Grossbard, M.D. (Senior Vice President of Development); David W. Gryska (Vice President of Finance and Chief Financial Officer); John A. Lewicki, Ph.D. (Vice President of Research); John H. Newman (Senior Vice President, General Counsel & Secretary); George F. Schreiner, M.D., Ph.D. (Vice President, Cardiorenal Research) and Wendy Carhart (Senior Manager of Investor Relations).

In the aggregate, these individuals beneficially own 1,623,757 shares of the Company's Common Stock, including 1,267,332 shares subject to stock options exercisable within 60 days of December 6, 1999. None of these individuals beneficially owns more than 1% of the Company's Common Stock. In addition to customary cash compensation payable to non-employee directors, under the Company's Equity Incentive Plan each non-employee director receives an automatic grant of a stock option to acquire 10,000 shares of the Company's Common Stock at each annual meeting where the director is elected to the Company's Board of Directors. Mr. Brewer's employment agreement with the Company provides for, among other things, severance payments to Mr. Brewer in the event of termination of his employment "without cause" or "for good reason."

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